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                                                                     EXHIBIT 1.1

                         FORM OF UNDERWRITING AGREEMENT



                           J.P. MORGAN SECURITIES INC.



                       CATAPULT COMMUNICATIONS CORPORATION

                        3,081,250 Shares of Common Stock

                             Underwriting Agreement

                                                              September __, 2004

J.P. Morgan Securities Inc.
    As Representative of the
    several Underwriters listed
    in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York  10172


Ladies and Gentlemen:

     Catapult Communications Corporation, a Nevada corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the "UNDERWRITERS"), for whom you are acting as representative (the "REPRESENTATIVE"), an aggregate of 1,000,000 shares of Common Stock, par value $0.001 per share (the "COMMON STOCK"), of the Company (the "PRIMARY SHARES") and the stockholders of the Company named in Schedule 2 hereto (the "SELLING STOCKHOLDERS") propose to sell to the Underwriters an aggregate of 2,081,250 shares of Common Stock (the "SECONDARY SHARES"). The aggregate of the Primary Shares and the Secondary Shares is herein referred to as the "UNDERWRITTEN SHARES". Three of the Selling Stockholders, Dr. Richard A. Karp, Ms. Nancy H. Karp and the Richard A. Karp Charitable Foundation, a California non-profit corporation (the "PRINCIPAL SELLING STOCKHOLDERS"), also propose to issue and sell, at the option of the Underwriters, up to an aggregate of an additional 462,187 shares of Common Stock (the "OPTION SHARES"). The Underwritten Shares and the Option Shares are herein referred to as the "SHARES."

     The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Primary Shares, and the Selling Stockholders hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Secondary Shares and the Option Shares, as follows:
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                                                                               2

     1. REGISTRATION STATEMENT. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "SECURITIES ACT"), a registration statement (File No. 333-112610), including a prospectus relating to the Shares (the "BASIC PROSPECTUS"). Such registration statement, as amended as of the date of this Agreement and as amended by any post-effective amendment thereto that becomes effective prior to the Closing Date (as defined in Section 2(b) hereof), is referred to herein as the "REGISTRATION STATEMENT." As used herein, the term "PRELIMINARY PROSPECTUS" means any preliminary prospectus supplement to the Basic Prospectus relating to the Shares, together with the Basic Prospectus, and the term "FINAL PROSPECTUS" means the final prospectus supplement to the Basic Prospectus relating to the Shares in the form first used to confirm sales of the Shares, together with the Basic Prospectus. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Final Prospectus, as the case may be, and any reference to "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "EXCHANGE ACT") that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Final Prospectus.

     2. PURCHASE OF THE SHARES BY THE UNDERWRITERS. (a) The Company, as to 1,000,000 of the Underwritten Shares, and each of the Selling Stockholders, as and to the extent indicated in Schedule 2 hereto, agree, severally and not jointly, to sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company
and each of the Selling Stockholders at a purchase price per share of $   (the
"PURCHASE PRICE") the number of Underwritten Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Underwritten Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule 2 hereto by a fraction, the numerator of which is the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule 1 hereto and the denominator of which is the aggregate number of Underwritten Shares to be purchased by all the Underwriters from the Company and all the Selling Stockholders hereunder.

          In addition, each of the Principal Selling Stockholders, as and to the extent indicated in Schedule 2 hereto, agrees, severally and not jointly to sell the Option Shares to the several Underwriters and the Underwriters shall have the option to purchase at their election up


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                                                                               3

to 462,187 Option Shares at the Purchase Price solely for the purpose of covering over-allotments in connection with the sale of the Underwritten Shares. The Underwriters, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from each of the Principal Selling Stockholders at the Purchase Price that portion of the number of Option Shares to be contributed by such Principal Selling Stockholder in respect of the total number of Option Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Option Shares to be contributed by a fraction, the numerator of which is the maximum number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule 1 hereto and the denominator of which is the maximum number of Underwritten Shares which all of the Underwriters are entitled to purchase hereunder. The number of Option Shares contributed by each Principal Selling Stockholder shall be determined by multiplying the aggregate number of Option Shares to be purchased by a fraction, the numerator of which is the number of Option Shares as set forth opposite the name of such Principal Selling Stockholder in Schedule 2 hereto and the denominator of which is the total number of Option Shares available as set forth in Schedule 2 hereto.

          The Underwriters may exercise the option to purchase the Option Shares at any time and from time to time on or before the thirtieth day following the date of this Agreement, by written notice from the Representative to the Company and each of the Principal Selling Stockholders. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date nor later than the tenth full business day after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

     (b) The Company and the Selling Stockholders understand that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Shares on the terms set forth in the Final Prospectus. The Company and the Selling Stockholders acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

     Payment for the Underwritten Shares shall be made by wire transfer in immediately available funds to the respective accounts specified to the Representative by the Company with respect to the Primary Shares and by the Selling Stockholders, or any of them, with respect to the Secondary Shares at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, at 7:00 A.M. San Francisco time on September __, 2004, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representative in the written notice


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                                                                               4

of the Underwriters' election to purchase Option Shares. The time and date of such payment for the Underwritten Shares are referred to herein as the "CLOSING DATE" and the time and date for such payment for the Option Shares, if other than the Closing Date, are herein referred to as the "ADDITIONAL CLOSING DATE."

     Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Shares to be purchased on such date in definitive form (or, if requested by the Underwriters, by book entry delivery through the Depository Trust Company ("DTC")) registered in such names and in such denominations as the Representative shall request in writing not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of the Shares duly paid by the Company or the Selling Stockholders, as the case may be. The certificates for the Shares, unless delivered by book-entry through the facilities of DTC, will be made available for inspection by the Representative at the office of J.P. Morgan Securities Inc. set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter and the Selling Stockholders that:

     (a) PRELIMINARY PROSPECTUS. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and, other than the omission of pricing related information, each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.

     (b) REGISTRATION STATEMENT AND FINAL PROSPECTUS. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the applicable filing date of the Final Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Final Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that the Company makes no representation and warranty with respect to any statements or

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                                                                               5

omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Final Prospectus and any amendment or supplement thereto.

     (c) INCORPORATED DOCUMENTS. The documents incorporated by reference in the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Final Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (d) FINANCIAL STATEMENTS. The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries on a consolidated basis as of the dates indicated and the results of their operations and the changes in their cash flows on a consolidated basis for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement and the Final Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

     (e) NO MATERIAL ADVERSE CHANGE. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Final Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders' equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of

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                                                                               6

any court or arbitrator or governmental or regulatory authority, except in each of (i), (ii) or (iii) as otherwise disclosed or contemplated in the Registration Statement and the Final Prospectus.

     (f) ORGANIZATION AND GOOD STANDING. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders' equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole ("MATERIAL ADVERSE EFFECT"). The Company has no "significant subsidiary" other than the subsidiaries listed in Schedule 3 to this Agreement.

     (g) CAPITALIZATION. The Company has an authorized capitalization as set forth in the Final Prospectus under the heading "Capitalization"; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Final Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Final Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

     (h) DUE AUTHORIZATION. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

     (i) UNDERWRITING AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company.

     (j) THE SHARES. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued and will be fully paid and nonassessable and will conform


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                                                                               7

to the descriptions thereof in the Final Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

     (k) NO VIOLATION OR DEFAULT. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents in any material respect; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

     (l) NO CONFLICTS. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares to be sold by the Company hereunder, the issuance by the Company of the Shares to be issued upon the conversion of the convertible promissory notes issued by Catapult Communications International Limited, an Irish [corporation] (the "SUBSIDIARY"), to Tekelec (the "NOTES") and the consummation by the Company of the transactions contemplated by this Agreement will not (i) result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, except, in the case of clauses (i) and (iii), for such breaches, violations or defaults that would not have a Material Adverse Effect.

     (m) NO CONSENTS REQUIRED. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares to be sold by the Company hereunder, the issuance by the Company of the Shares to be issued upon the conversion of the Notes and the consummation by the Company of the transactions contemplated hereby, except for the registration of the Shares under the Securities Act, the filing of a Notice of Listing of Additional Shares with the NASDAQ Stock Market and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.
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                                                                               8

     (n) LEGAL PROCEEDINGS. Except as described in the Final Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations hereunder; no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others and (x) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Final Prospectus that are not so described and (y) there are no material statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Final Prospectus that are not so filed or described in all material respects.

     (o) INDEPENDENT ACCOUNTANTS. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act.

     (p) TITLE TO INTELLECTUAL PROPERTY. The Company and its subsidiaries own, possess or can acquire on reasonable terms adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses except where the failure to own, possess or acquire such rights would not reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any written notice of any claim of infringement or conflict with any such rights of others.

     (q) NO UNDISCLOSED RELATIONSHIPS. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Final Prospectus and that is not so described.

     (r) INVESTMENT COMPANY ACT. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Final Prospectus, will not be required to register as an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, "INVESTMENT COMPANY ACT").

     (s) TAXES. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, or

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                                                                               9

requested an extension thereof and paid all taxes due thereon, except for taxes being contested in good faith or taxes or returns the failure of which to pay or file, as the case may be, would not reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Final Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

     (t) COMPLIANCE WITH ENVIRONMENTAL LAWS. The Company and its subsidiaries
(i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, ENVIRONMENTAL
LAWS); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

     (u) ACCOUNTING CONTROLS. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (v) NO UNLAWFUL PAYMENTS. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 in any material respect.

     (w) NO RESTRICTIONS ON SUBSIDIARIES. No subsidiary of the Company is currently prohibited, directly or indirectly, in any material respect under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's properties or assets to the Company or any other subsidiary of the Company.

     (x) NO BROKER'S FEES. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Shares.
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                                                                              10

     (y) NO REGISTRATION RIGHTS. Other than the Selling Stockholders, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement, any Preliminary Prospectus or the Final Prospectus with the Commission or the issuance and sale of the Shares to be sold by the Company or the Selling Stockholders hereunder.

     (z) NO STABILIZATION. Except as disclosed in the Final Prospectus under the caption "Underwriting", the Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

     (aa) FORWARD-LOOKING STATEMENTS. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange
Act) contained in the Registration Statement or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

     (bb) SHARES ISSUED UPON CONVERSION OF THE NOTES. The unissued Shares issuable upon the conversion of the Notes have been duly authorized by the Company and validly reserved for issuance, and, at the time of delivery of such Shares to the Underwriters, such Shares will be issued and delivered in accordance with the provisions of the Notes and will be validly issued, fully paid and non-assessable and will conform to the description thereof in the Registration Statement and the Final Prospectus.

     (cc) THE NOTES. The Notes were duly authorized and validly issued and constitute valid and binding obligations of the Subsidiary, and Tekelec is entitled to the benefits provided by the Notes; and the Notes conform in all material respects to the descriptions thereof in the Registration Statement and the Final Prospectus.

     (dd) NO RATED SECURITIES. There are no ratings accorded any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any "nationally recognized statistical rating organization," as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act.

     (ee) SARBANES-OXLEY ACT. The Company is in compliance in all material respects with the currently effective and applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

     4. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. (a) Each of the Selling Stockholders severally and not jointly represents and warrants to each Underwriter and the Company that:

          (i) REQUIRED CONSENTS; AUTHORITY. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; this Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

          (ii) NO CONFLICTS. The execution, delivery and performance by such Selling Stockholder of this Agreement, the sale of the Shares to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (B) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Stockholder or (C) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency having jurisdiction over the Selling Stockholder except, in the case of clauses (A) and (C), for such breaches, violations or defaults that would not adversely affect the ability of the Selling Stockholder to comply with its obligations under this Agreement.

          (iii) TITLE TO SHARES. Such Selling Stockholder has good and valid title to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Stockholder hereunder (other than any Shares to be issued upon conversion of the Notes), free and clear of all liens, encumbrances or adverse claims; with respect to any Shares to be issued upon conversion of the Notes, such Selling Stockholder will have, immediately prior to the Closing Date or the Additional Closing Date, as the case may be, assuming due issuance of the Shares to be issued upon conversion of the Notes, good and valid title to such Shares, free and clear of all liens, encumbrances or adverse claims; and, upon delivery of the certificates representing Shares to be sold by such Selling Stockholder hereunder (including any Shares to be issued upon conversion of the Notes) and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances or adverse claims, will pass to the several Underwriters.

          (iv) NO STABILIZATION. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

          (v) MATERIAL INFORMATION. The sale of the Shares by such Selling Stockholder is not prompted by any material information concerning the Company which is not set forth in the Registration Statement or the Final Prospectus.

          (vi) NO TERMINATION. Each of the Selling Stockholders specifically agrees that the Shares represented by the certificates (or, in the case of Tekelec, issuable upon conversion of the Notes) are subject to the interests of the Underwriters hereunder. Each of the Selling Stockholders specifically agrees that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or similar organization, by the dissolution of such partnership, corporation or organization, or by the occurrence of any other event. If any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or similar organization should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing such Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement.

     (b) Each of the Principal Selling Stockholders severally and not jointly represents and warrants to each Underwriter and the Company that:

          (i) REGISTRATION STATEMENT AND FINAL PROSPECTUS. As of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the applicable filing date of the Final Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Final Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that such Selling Stockholder makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Final Prospectus and any amendment or supplement thereto. Each Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 3 are not true and correct.

     5. FURTHER AGREEMENTS OF THE COMPANY. The Company covenants and agrees with each Underwriter that:

     (a) EFFECTIVENESS OF THE REGISTRATION STATEMENT. The Company will file the Final Prospectus with the Commission within the time periods specified by Rule 424(b) and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Final Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Final Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, to the extent possible on the business day next succeeding the date of this Agreement, and in any event on the second business day next succeeding the date of this Agreement, in such quantities as the Representative may reasonably request.

     (b) FILING OF THE RULE 462 REGISTRATION STATEMENT. The Company will prepare and file with the Commission the Rule 462 Registration Statement, if necessary, in a form approved by the Representative (which approval shall not be unreasonably withheld or delayed).

     (c) DELIVERY OF COPIES. The Company will deliver, without charge, (i) to the Representative, a signed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein, and
(ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period, as many copies of the Final Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representative may reasonably request. As used herein, the term "PROSPECTUS DELIVERY PERIOD" means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales of the Shares by any Underwriter or dealer.

     (d) AMENDMENTS OR SUPPLEMENTS. Before filing any amendment or supplement to the Registration Statement or the Final Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representative reasonably objects.

     (e) NOTICE TO THE REPRESENTATIVE. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective;
(ii) when any amendment or supplement to the Final Prospectus has been filed;
(iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Final Prospectus or the initiation or threatening of any proceeding for that purpose; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Final Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use reasonable best efforts to obtain as soon as possible the withdrawal thereof.

     (f) ONGOING COMPLIANCE. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Final Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (d) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Final Prospectus as may be necessary so that the statements in the Final Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, be misleading or so that the Final Prospectus will comply with law.

     (g) BLUE SKY COMPLIANCE. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

     (h) EARNING STATEMENT. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning on the first day of the first full fiscal quarter after the date of this Agreement.

     (i) CLEAR MARKET. For a period of 90 days after the date of this Agreement, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than the issuance of (i) the Shares to be sold hereunder (including the Shares to be sold by Tekelec),
(ii) options to purchase shares of Common Stock granted pursuant to stock option plans as in effect on the date of this Agreement, (iii) shares of Common Stock upon the exercise of options granted under, or shares of Common Stock issued pursuant to, stock option and stock purchase plans, as in effect on the date of this Agreement and (iv) shares of Common Stock issued in connection with acquisitions by the Company PROVIDED that each recipient of such shares executes a lock-up agreement with the Representative in form and substance substantially similar to the lock-up agreement attached as Exhibit C hereto.

     (j) USE OF PROCEEDS. The Company will apply the net proceeds from the sale of the Shares as described in the Final Prospectus under the heading "Use of Proceeds."

     (k) NO STABILIZATION. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

     (l) LISTING OF SHARES. The Company will use its reasonable best efforts to file a Notice of Listing of Additional Shares with respect to the Shares on the Nasdaq National Market ("NASDAQ").

     (m) REPORTS. So long as the Shares are outstanding, the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system.

     6. FURTHER AGREEMENTS OF THE SELLING STOCKHOLDERS. Each of the Selling Stockholders covenants and agrees with each Underwriter that:

     (a) TAX FORM. It will deliver to the Representative prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters' documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

     7. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein, is subject to the performance by the Company and each of the Selling Stockholders of their covenants and other obligations hereunder and to the following additional conditions:

     (a) REGISTRATION COMPLIANCE; NO STOP ORDER. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Final Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

     (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Selling Stockholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers and of each of the Selling Stockholders made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

     (c) NO MATERIAL ADVERSE CHANGE. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in the Final Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Final Prospectus.

     (d) OFFICER'S CERTIFICATE. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of (i) the chief executive officer and chief financial officer of the Company (A) confirming that such officers have carefully reviewed the Registration Statement and the Final Prospectus and, to the knowledge of such officers after due inquiry, the representation of the Company set forth in
Section 3(b) hereof is true and correct, (B) confirming that the other representations and warranties of the Company in this Agreement are, to the knowledge of such officers after due inquiry, true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and
(C) to the effect set forth in paragraphs (a) and (c) of this Section 7 and (ii) of each Selling Stockholder, in form and substance reasonably satisfactory to the Representative, (A) confirming that the representations of such Selling Stockholder set forth in Sections 4(a)(v) and 4(a)(vi) and, if applicable,
Section 4(b)(i) hereof are true and correct and (B) confirming that the other representations and warranties of such Selling Stockholder in this agreement are true and correct and that the such Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

     (e) COMFORT LETTERS. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information of the Company and its subsidiaries consolidated and of the Networks Diagnostics Division of Tekelec ("NDD") contained or incorporated by reference in the Registration Statement and the Final Prospectus; provided that each letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a "cut-off" date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

     (f) OPINION OF COUNSEL FOR THE COMPANY. Wilson Sonsini Goodrich & Rosati, Professional Corporation, U.S. counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Exhibit A-1 hereto. Eugene F. Collins, Solicitors, Irish counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters in form and substance reasonably satisfactory to the Representative, to the effect set forth in Exhibit A-2 hereto.

     (g) OPINION OF COUNSEL FOR THE SELLING STOCKHOLDERS. Wilson Sonsini Goodrich & Rosati, Professional Corporation, on behalf of the Principal Selling Stockholders, and Bryan Cave LLP, on behalf of Tekelec, shall each have furnished to the Representative, at the request of the Selling Stockholders, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Exhibit B hereto.

     (h) OPINION OF COUNSEL FOR THE UNDERWRITERS. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Davis Polk & Wardwell, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

     (i) NO LEGAL IMPEDIMENT TO ISSUANCE. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

     (j) GOOD STANDING. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in the State of Nevada and as a foreign entity in California and the Subsidiary in Ireland, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

     (k) LOCK-UP AGREEMENTS. The "lock-up" agreements, each substantially in the form of Exhibit C hereto, between you and the Selling Stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

     (l) ADDITIONAL DOCUMENTS. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Selling Stockholders shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

     (m) SATISFACTORY FORM. All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

     8.   INDEMNIFICATION AND CONTRIBUTION.

     (a) INDEMNIFICATION OF THE UNDERWRITERS BY THE COMPANY. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Final Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided, that with respect to any such untrue statement or alleged untrue statement in or omission or alleged omission from any Preliminary Prospectus, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Underwriter (or any of its affiliates, directors and officers and controlling persons) to the extent that any such loss, claim, damage or liability of or with respect to such Underwriter results from the fact that both (i) to the extent required by applicable law, a copy of the Final Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person and (ii) the untrue statement in or omission from such Preliminary Prospectus was cured in the Final Prospectus unless, in either case, such failure to deliver the Final Prospectus was a result of non-compliance by the Company with the provisions of paragraphs (a), (c), (e) or (f) of Section 5 hereof.

     (b) INDEMNIFICATION OF THE UNDERWRITERS BY THE SELLING STOCKHOLDERS. Each of the Selling Stockholders severally in proportion to the number of Shares to be sold by such Selling Stockholder hereunder and not jointly, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Final Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; PROVIDED that (i) the liability of each Selling Stockholder under this paragraph (b) shall be limited to an amount equal to the net proceeds (after deducting all underwriting discounts and commissions paid by such Selling Stockholder but before deducting expenses) received by such Selling Stockholder from the sale of the Shares and
(ii) in the case of Tekelec, a California corporation ("TEKELEC"), the indemnity provided for in this paragraph (b) shall apply only to the extent that any such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or alleged untrue statement or any such omission or alleged omission made in reliance upon and in conformity with information relating to Tekelec furnished to the Company in writing by Tekelec expressly for use therein; provided, that with respect to any such untrue statement or alleged untrue statement in or omission or alleged omission from any Preliminary Prospectus, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Underwriter (or any of its affiliates, directors and officers and controlling persons) to the extent that any such loss, claim, damage or liability of or with respect to such Underwriter results from the fact that both (i) to the extent required by applicable law, a copy of the Final Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person and (ii) the untrue statement in or omission from such Preliminary Prospectus was cured in the Final Prospectus unless, in either case, such failure to deliver the Final Prospectus was a result of non-compliance by the Company with the provisions of paragraphs
(a), (c), (e) or (f) of Section 5 hereof.

     (c) INDEMNIFICATION OF THE COMPANY AND THE SELLING STOCKHOLDERS. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of the Selling Stockholders, its affiliates, directors and officers, if any, and each person, if any, who controls such Selling Stockholder within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, any Preliminary Prospectus and the Final Prospectus (or any amendment or supplement thereto), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the information contained in the fifth, ninth, tenth and eleventh paragraphs under the caption "Underwriting".

     (d) NOTICE AND PROCEDURES. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 8, such person (the "INDEMNIFIED PERSON") shall promptly notify the person against whom such indemnification may be sought (the "INDEMNIFYING PERSON") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 8. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc., any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Stockholders shall be designated in writing by the Selling Stockholders. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

     (e) CONTRIBUTION. If the indemnification provided for in paragraphs (a),
(b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (after deducting all underwriting discounts or commissions but before deducting expenses) received by the Company and the Selling Stockholders from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Final Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (f) LIMITATION ON LIABILITY. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (e) above were determined by pro rata allocation (even if the Selling Stockholders or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation

(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 8 are several in proportion to their respective purchase obligations hereunder and not joint. The Selling Stockholders' obligations to contribute pursuant to this Section 8 are several and not joint.

     (g) NON-EXCLUSIVE REMEDIES. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity or by agreement. Without limiting the generality of the foregoing and in connection with the Registration Statement, any Preliminary Prospectus, the Final Prospectus (or any amendment or supplement thereto) and the transactions contemplated by this Agreement, nothing in this Agreement shall terminate, modify or otherwise affect the indemnification and hold harmless obligations of the Company and Tekelec pursuant to the Registration Rights Agreement dated as of July 15, 2002, between the Company and Tekelec, including without limitation pursuant to Section 3.5 thereof, as supplemented by that certain letter agreement dated March 18, 2004 between the Company and Tekelec (as so supplemented, the "REGISTRATION RIGHTS AGREEMENT").

     9. TERMINATION. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date, (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Final Prospectus.

     10. DEFAULTING UNDERWRITER. (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the Selling Stockholders on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Stockholders may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Stockholders or counsel for the Underwriters may be necessary in the Registration Statement or the Final Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement or the Final Prospectus that effects any such changes. As used in this Agreement, the term "UNDERWRITER" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this
Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters (or the Company and the Selling Stockholders as provided in (a) above), the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter's pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters (or the Company and the Selling Stockholders as provided in (a) above), the aggregate number of Underwritten Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company and the Selling Stockholders shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Option Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company and the Selling Stockholders, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 8 hereof shall not terminate and shall remain in effect.

     (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Stockholders or any non-defaulting Underwriter for damages caused by its default.

     11. PAYMENT OF EXPENSES. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, (A) the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any

Preliminary Prospectus and the Final Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing this Agreement; (iv) the fees and expenses of the Company's counsel and independent accountants (including the accountants with respect to NDD); (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representative may designate, subject to Section 5(g) hereof, and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.; (ix) all expenses incurred by the Company in connection with any "road show" presentation to potential investors; and (x) all expenses and application fees related to the listing of the Shares on Nasdaq and
(B) each Selling Stockholder will pay or cause to be paid all costs and expenses of counsel for such Selling Stockholder incident to the performance of such Selling Stockholder's obligations hereunder; provided, however, that in accordance with the terms of the Registration Rights Agreement, the Company shall pay the reasonable fees and expenses of one counsel for Tekelec.

     (b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company or the Selling Stockholders for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters upon demand for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

     12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

     13. SURVIVAL. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Stockholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholders or the Underwriters.

     14. CERTAIN DEFINED TERMS. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "AFFILIATE" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "BUSINESS DAY" means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term "SUBSIDIARY" has the meaning set forth in Rule

405 under the Securities Act; and (d) the term "SIGNIFICANT SUBSIDIARY" has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

     15. MISCELLANEOUS. (a) AUTHORITY OF THE REPRESENTATIVE. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Underwriters.

     (b) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172 (fax: (212) 622-8358), Attention: Syndicate Desk, with a copy to Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, California 94025 (fax: (650) 752-2111), Attention: Alan F. Denenberg. Notices to the Company shall be given to it at Catapult Communications Corporation, 160 S. Whisman Road, Mountain View, California 94041 (fax: (650) 960-1029) Attention:
Chief Financial Officer, with a copy to Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, CA 94304 (fax: (650) 493-8611) Attention: Henry P. Massey, Jr. and Douglas H. Collom. Notices to the Principal Selling Stockholders shall be given to Cooley Godward LLP at 3175 Hanover Street, Palo Alto, California 94304 (Fax: (650) 849-7400); Attention:
Vince Pangrazio. Notices to Tekelec shall be given to it at 26580 W. Agoura Road, Calabasas, California 91302 (Fax: (818) 880-0176); Attention: Ronald W. Buckly, with a copy to Bryan Cave LLP, 120 Broadway, Suite 300, Santa Monica, California 90401 (Fax: (310) 576-2200); Attention: Katherine F. Ashton.

     (c) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (d) COUNTERPARTS. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

     (e) AMENDMENTS OR WAIVERS. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by each party hereto that is adversely affected by such amendment, waiver, consent or approval.

     (f) HEADINGS. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                           Very truly yours,

                           CATAPULT COMMUNICATIONS CORPORATION


                           By:
                                   -------------------------------
                                      Name:
                                     Title:


                           SELLING STOCKHOLDERS


                           Dr. Richard A. Karp


                           By:
                                   -------------------------------
                                      Name:
                                     Title:


                           Ms. Nancy H. Karp


                           By:
                                   -------------------------------
                                      Name:
                                     Title:


                           TEKELEC

                           By:
                                   -------------------------------
                                      Name:
                                     Title:

                            Richard A. Karp Charitable Foundation


                            By:
                                   -------------------------------
                                      Name:
                                     Title:

Accepted:  September __, 2004

J.P. MORGAN SECURITIES INC.

    Acting severally on behalf of themselves and the several Underwriters named in
    Schedule 1 to the Underwriting Agreement

By:  J.P. MORGAN SECURITIES INC.


By:
     ---------------------------------------
     Name:
     Title:

                                                                      SCHEDULE 1

Underwriter                              Number of Shares

J.P. Morgan Securities Inc.
C.E. Unterberg, Towbin LLC
Adams Harkness, Inc.
WR Hambrecht + Co, LLC
                                         -----------------
                                         Total

                                                                      SCHEDULE 2

Selling Stockholder                  Number of Underwritten Shares            Number of Option Shares
-------------------                  -----------------------------            -----------------------
Richard A. Karp                        500,000                                212,187
Richard A. Karp Charitable                   0                                100,000
  Foundation
Nancy H. Karp                          500,000                                150,000
Tekelec                              1,081,250                                      0
                                     ---------                                      -
         Total                       2,081,250                                462,187

                                                                      SCHEDULE 3

                            Significant Subsidiaries

Subsidiary

Catapult Communications Limited, a U.K. corporation
Catapult Communications K.K., a Japanese corporation
Tekelec Limited, a Japanese corporation
Catapult Communications International Limited, an Irish corporation

                                                                     EXHIBIT A-1


                 Form of Opinion of U.S. Counsel for the Company

                                                                     EXHIBIT A-2


                Form of Opinion of Irish Counsel for the Company

                                                                       EXHIBIT B


             Form of Opinion of Counsel for the Selling Stockholders

                                                                       EXHIBIT C


                            Form of Lock Up Agreement